090204

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

Filed in the office of	Document Number
Barbara K. Cegavske (signature)	20160073101-01
Barbara K. Cegavske	Filing Date and Time
Secretary of State	02/16/2016 3:46 AM
State of Nevada	Entity Number
	E0754082007-0

USE BLACK INK ONLY - DO NOT HIGHLIGHT **ABOVE SPACE IS FOR OFFICE USE ONLY**

Certificate of Amendment to Articles of Incorporation
For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

Smack Sportswear (Entity Number: E0754082007-0)

2. The articles have been amended as follows: (provide article numbers, if available)

Article 1. Name of Corporation

The name of the corporation shall be: Almost Never Films Inc.

Article 3. Shares: (number of shares corporation authorized to issue)
Number of shares with par value: 200,000,000 Common
5,000,000 Preferred
Par value per share: $0.001
Number of shares without par value: None

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 101,706,084 shares in favor (80%)

4. Effective date and time of filing: (optional) Date: 02/29/2016 Time: 4PM Eastern
(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X (signature)

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.